UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 GAMESTOP CORP.
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             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                   75-2951347
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


    2250 William D. Tate Avenue
        Grapevine, Texas                                   76051
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(Address of Principal Executive Offices)                (Zip Code)


  If this form relates to the                  If this form relates to the
  registration of a class of                   registration of a class of
  securities pursuant to Section               securities pursuant to Section
  12(b) of the Exchange Act and                12(g) of the Exchange Act and
  is effective pursuant to                     is effective pursuant to
  General Instruction A.(c), please            General Instruction A.(d), please
  check the following box. [X]                 check the following box. [ ]


Securities Act registration statement file number to which this form relates:
                                                       -------------
                                                      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                        Name of Each Exchange on which
    to be so Registered                        Each Class is to be Registered
    -------------------                        ------------------------------

Class B Common Stock, par value                New York Stock Exchange
$.001 per share
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The description of the Registrant's Class B Common Stock, par value $.001 per share, contained under the heading "Description of Capital Stock - Common Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-68294), as amended, filed with the Securities and Exchange Commission is incorporated herein by reference.

Item 2. Exhibits.

     Exhibit

     3.1  Amended and Restated Certificate of Incorporation (filed as Exhibit
          3.1 to the Registrant's Amendment No. 3 to Form S-1 filed on January 24, 2002 (Registration No. 333-68294)).

     3.2 Bylaws (filed as Exhibit 3.2 to the Registrant's Amendment No. 3 to Form S-1 filed on January 24, 2002 (Registration No. 333-68294)).

     4    Form of specimen Stock Certificate for Registrant's Class B Common
          Stock.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         GAMESTOP CORP.


Date: October 25, 2004                   By:/s/ David W. Carlson
                                            ----------------------------
                                            David W. Carlson
                                            Executive Vice President and
                                            Chief Financial Officer